UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2007 (January 23, 2007)

SUNOCO LOGISTICS PARTNERS L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-31219	23-3096839
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

1735 Market Street, Philadelphia, PA	19103-7583
(Address of principal executive offices)	(Zip Code)

866-248-4344

Registrant’s telephone number, including area code

NOT APPLICABLE

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

Effective January 26, 2007, at a regularly scheduled meeting, the board of directors (the “Board”) of Sunoco Logistics Partners LLC, a Pennsylvania limited liability company (the “Company”) and general partner of Sunoco Logistics Partners L.P., a Delaware limited partnership (the “Partnership”), appointed Daniel D. Lewis , age 43, to serve as Comptroller and Chief Accounting Officer of the Company.

Mr. Lewis will receive salary and benefits, and will participate in each of the Company’s Long-Term Incentive Plan and its Annual Incentive Plan (previously filed March 1, 2006 as Exhibits 10.11 and 10.12, respectively, to the Partnership’s Annual Report on SEC Form 10-K for the fiscal year ended December 31, 2005), in accordance with Company practice, at levels commensurate with his employment grade level. In addition, Mr. Lewis will be eligible to participate in the Company’s other benefit programs available to employees generally, including life, long-term disability, medical and dental insurance and vacation benefits.

Prior to joining the Company, Mr. Lewis was employed by Liberty Group Publishing, where he served as Chief Financial Officer and Executive Vice President from 1999-2006. From 1997-1999, Mr. Lewis was a Management Consultant with PriceWaterhouseCoopers, and from 1990-1997 was a Manager of Corporate Reporting and Analysis with Kraft Foods.

Mr. Lewis earned a Bachelor of Science in Business Administration degree, from Indiana University in 1987. He is a certified public accountant. He has no relationships or related party transactions with the Company, or the Partnership, required to be disclosed pursuant to Item 404(a) of Regulation S-K.

A copy of the press release announcing Mr. Lewis’ hiring is being filed herewith as Exhibit 99.1.

Also, effective January 26, 2007, at a regularly scheduled meeting, the Compensation Committee (the “Committee”) of the Company’s Board approved the adoption of the Sunoco Partners LLC Executive Involuntary Severance Plan (the “Plan”), designed to pay severance benefits to participating executives terminated involuntarily, other than for just cause.

The Plan will provide weekly severance payments (aggregating between one and one and one-half years of base salary plus guideline annual incentive in effect on the employment termination date) to executive-level employees, including the named executive officers whose compensation is required to be disclosed in the Company’s Annual Report on SEC Form 10-K, pursuant to Item 402 of Regulation S-K. Under the Plan, participating executives also will be entitled to medical coverage during this period, at the same rate as provided to active employees. Additionally, participants in the Plan would receive a lump sum cash amount equal to earned vacation through the end of the employment termination date. Executives receiving benefits under the Sunoco Partners LLC. Special Executive Severance Plan (previously filed March 1, 2006, as Exhibit 10.14 to the Partnership’s Annual Report on SEC Form 10-K for the fiscal year ended December 31, 2005) will not be eligible to receive benefits under the Plan.

A copy of the Plan will be filed as an exhibit to the Partnership’s Annual Report on SEC Form 10-K for the year ended December 31, 2006. The Partnership currently anticipates filing this Form 10-K on or before February 28, 2007.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release dated January 23, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNOCO LOGISTICS PARTNERS L.P.

	By:	Sunoco Partners LLC, its General Partner
(Registrant)

Date January 26, 2006

/s/ Deborah M. Fretz
Deborah M. Fretz
President and Chief Executive Officer